UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 18, 2006

UNITED INDUSTRIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4252	95-2081809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 Industry Lane, Hunt Valley, Maryland		21030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (410) 628-3500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

2006 Long Term Incentive Plan

On May 18, 2006, at the 2006 Annual Meeting of Shareholders of United Industrial Corporation (the “Company”), the Company’s shareholders approved the United Industrial Corporation 2006 Long Term Incentive Plan (the “2006 Plan”). Subject to shareholder approval, the Company’s Board of Directors (the “Board”) had approved the 2006 Plan on March 30, 2006 and the Compensation and Stock Option Committee (the “Committee”) of the Board approved a modification to the 2006 Plan effective as of May 9, 2006 to delete Sections 3.2(j) and 6.3(h) thereof, which stated that the Committee had the authority to offer to buy out an award previously granted, based upon such terms as the Committee established and communicated to the participant at the time such offer was made.

A description of the 2006 Plan is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 19, 2006 under the caption “Proposal II — Proposal for the Approval of the United Industrial Corporation 2006 Long Term Incentive Plan.”  The description of the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Stock Option Awards to Nonemployee Directors

Under the terms of the 2006 Plan, the Company from time to time may grant each of its nonemployee directors nonqualified stock options to purchase up to a maximum of 5,000 shares of the Company’s common stock effective as of the date of the annual meeting of the shareholders of the Company at which the director is elected or re-elected to serve. In accordance with the foregoing, on March 30, 2006, subject to and conditioned upon the approval of the 2006 Plan by the Company’s shareholders, the Company granted a stock option to purchase 5,000 shares of the Company’s common stock under the 2006 Plan to each of Messrs. Corcoran, Mehmel and Lichtenstein and General Neal. In general, such stock options will become fully vested and exercisable at the next annual meeting of the shareholders of the Company that occurs after the date of grant (subject to the director’s continuous service through that date), have a term of 10 years, and have an exercise price equal to the fair market value of a share of the Company’s common stock as of the date of the Company’s annual meeting of shareholders. However, such stock options will become fully vested and exercisable in the event of a change in control (as defined in the Plan) of the Company during the director’s period of service. Such stock options generally will be exercisable for a period of one year following termination of service as a director unless such termination is for cause (as defined in the Plan), in which case the stock option will be immediately cancelled. The full terms and conditions of the stock option awards to the nonemployee directors are set forth in award agreements in substantially the form filed herewith as Exhibit 10.2 — Form of Stock Option Agreement for Nonemployee Directors.

Form of Incentive Stock Option Award Agreement

Under the terms of the 2006 Plan, the Company may grant incentive stock options to employees of the Company from time to time. The terms of vesting and exercise of such incentive stock options, including the effect of termination of employment, and the other terms and conditions of such stock options will be set forth in award agreements in substantially the form filed herewith as Exhibit 10.3 — Form of Incentive Stock Option Agreement.

ITEM 9.01.            EXHIBITS

Exhibit                   Description

10.1                         United Industrial Corporation 2006 Long Term Incentive Plan

10.2                         Form of Stock Option Agreement for Nonemployee Directors

10.3                         Form of Incentive Stock Option Agreement

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, United Industrial Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INDUSTRIAL CORPORATION

	By:	/s/James H. Perry
	Name:	James H. Perry
	Title:	Vice President, Chief Financial Officer and Controller
Date: June 30, 2006

EXHIBIT INDEX

Exhibit                   Description

10.1                         United Industrial Corporation 2006 Long Term Incentive Plan

10.2                         Form of Stock Option Agreement for Nonemployee Directors

10.3                         Form of Incentive Stock Option Agreement